Exhibit 99.2

FINANCIAL PROJECTIONS

A.	Introduction and Important Cautionary Information

The following consolidated projections (the “Projections”) for Caraustar Industries, Inc. and its various affiliates that are chapter 11 debtors (the “Debtors”) are based on forecasts of operating results during the three-year period ending December 31, 2011 (the “Projected Period”). The Projections have been prepared by the Debtors’ management, and while management believes that the assumptions underlying the projections for the Projected Period, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be given or is given that the Projections will be realized. The Projections were not prepared in accordance with standards for projections promulgated by the American Institute of Certified Accountants or the Financial Accounting Standards Board, or with a view to compliance with published guidelines of the Securities and Exchange Commission regarding projections or forecasts. Capitalized terms used in these Projections and not otherwise defined herein have the meanings ascribed to them in the Debtors’ Disclosure Statement, to which this Annex is attached.

The Projections have not been audited, reviewed, or compiled by the Debtors’ independent auditors. Although presented with numerical specificity, the Projections are based upon a variety of assumptions, some of which have not been achieved to date and may not be realized in the future, and are subject to significant business, litigation, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors. In addition, unanticipated events and circumstances may affect the actual financial results of the Debtors in the future. Consequently, the Projections should not be regarded as a representation or warranty by the Debtors, or any other person or entity, that the Projections will be realized.

THEREFORE, WHILE THE PROJECTIONS ARE PRESENTED FOR THE PROJECTED PERIOD, ACTUAL RESULTS MAY VARY FROM THE PROJECTED RESULTS AND MAY BE MATERIAL. NO REPRESENTATION, GUARANTY, OR WARRANTY CAN BE MADE OR IS MADE WITH RESPECT TO THE ACCURACY OF THE PROJECTIONS OR THE ABILITY OF THE DEBTORS TO ACHIEVE THE PROJECTED RESULTS. Creditors and other interested parties should see Section X of the Disclosure Statement titled “RISK FACTORS” for a discussion of certain factors that may affect the future financial performance of the Debtors and/or Reorganized Debtors, and should discuss the Projections with their own financial and legal advisors.

The Projections contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Although the Debtors believe the expectations contained in such forward looking statements are reasonable, they can give no assurance that such expectations will prove to be correct. The Debtors’ actual results of operations and future financial condition may differ materially from those expressed or implied in any such forward looking statements as a result of many factors, including factors that may be beyond the Debtors’ control. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Debtors’ filings with the Securities and Exchange Commission and the Disclosure Statement, including, but not limited to Section X of the Disclosure Statement titled “RISK FACTORS”.

B.	General Assumptions

The following is a summary of the principal assumptions that were used to develop the Projections.

1.	The Debtors emerge from Chapter 11 on or before September 30, 2009 in conjunction with the consummation of a Plan of Reorganization consistent with the one contained herein.

2.	The Debtors continue to operate four main business segments: (i) Mill Group, (ii) Custom Packaging Group (iii) Industrial and Consumer Products Group and (iv) Recycled Fiber Group.

3.	The Debtors’ projections do not assume any further plant closures or idles or the acquisition of any new plants.

4.	The Debtors used operating results for Fiscal 2007 and 2008, as well as the Debtors’ Fiscal 2009 Budget as bases for projecting results for Fiscal 2010 and 2011.

5.	The projections do not include the basic principles of “fresh start” accounting, which would be implemented following the confirmation of the Plan of Reorganization. The balance sheet contained herein does however present a pro-forma capital structure based on the restructuring proposed by the Plan of Reorganization.

C.	Key Assumptions Underlying Projections

The following section contains an overview of key assumptions underlying the Debtors’ projections.

1.	Net Sales – The projections assume volume and pricing inline with Management’s expectations for 2009 with no significant economic rebound projected in 2010 or 2011.

2.	Costs of Goods Sold – Costs include segment level operating expenses for the four operating segments on a go-forward basis. The projections have been adjusted to give effect to expected inflationary increases in prices and variable costs. Wage and fixed cost inflation is assumed to be 2.0%. Cost also includes pension expense for manufacturing employees.

3.	Depreciation – Depreciation and amortization expense was projected based on the current depreciation and amortization schedules. Actual amounts subject to following the application of fresh start accounting.

4.	Restructuring and Impairment Costs – Comprised of restructuring costs related to past plant closures, as well as professional fees and expenses.

5.	Interest Expense – Interest expense is comprised of the estimated interest and fees associated with the reorganized capital structure, including the exit financing facility and the New Secured Notes. Assumes all interest and fees are paid in cash when due.

6.	Income Taxes – The Projections assume a 33% effective tax rate throughout the Projected Period.

7.	Working Capital – Working capital has been forecast based upon the Debtors’ experience and expectations regarding operations post-consummation. The Projections assume the reorganized Debtors are able to return to normalized trade terms with vendors who reduced trade credit over concerns regarding the maturity of the Senior Notes.

8.	Capital Expenditures – Projected capital expenditures include routine maintenance and upgrade capital expenditures related to the operating manufacturing plants and corporate offices.

9.	Other Bonds – The Debtors currently have $8.2 million in other bonds, consisting of the $4.7 million Sprague Bond and $3.5 million Crane Bond. Both bonds are assumed to be unimpaired.

10.

Underfunded Pension – The underfunded pension liability is projected to increase based on pension expense each year and decrease based on cash contributions. Pension expense and contribution estimates have been based on 3rd-party actuarial information.

D.	Debtors’ Projections

The Debtors’ Pro-Forma Consolidated

Projected Income Statements

For Fiscal Years Ending December 31, 2009 through 2011

(Dollars in thousands)

	2009	2010	2011
Net Sales	$715,719	$720,130	$723,441

Cost of Goods Sold	592,332	598,654	599,918
Depreciation & Amortization	17,413	17,413	17,413
Selling, General and Administrative	96,384	96,045	95,884
Restructuring & Impairment Costs	18,359	3,227	3,227

(Loss) Income from Operations	(8,770)	4,791	6,998

Interest expense	(10,392)	(8,123)	(7,989)
Interest income	320	80	64
Other, net	396	399	401

Earnings Before Tax, Extr. Items	(18,446)	(2,854)	(526)

Benefit (provision) for income taxes	6,087	942	174

Net Income	$(12,359)	$(1,912)	$(353)

EBITDA Reconciliation
Adjustments:
Provision for Income Taxes	$(6,087)	$(942)	$(174)
Interest Expense, Net	10,072	8,043	7,925
Depreciation and Amortization	17,413	17,413	17,413
Other Income, net	(396)	(399)	(401)
Restructuring Costs (Cash and Non-Cash)	18,359	3,227	3,227

Business Plan EBITDA	$27,002	$25,432	$27,639

Pension	13,589	12,155	10,316

EBITDAP (EBITDA + Pension Expense)	$40,591	$37,587	$37,955

The Debtors’ Pro-Forma Consolidated

Projected Balance Sheet

As of December 31, 2009 through 2011

(Dollars in thousands)

	2009	2010	2011
Assets:
Cash and Cash Equivalents	$12,500	$15,355	$13,988
Accounts Receivable	55,370	56,473	56,679
Inventory	45,517	46,280	46,397
Cur. Def. Tax Assets and Ref. Income Taxes	6,087	7,029	7,203
Other Current Assets	7,084	7,084	7,084

Current Assets	126,558	132,221	131,351

Property, Plant,& Equipment—Net	213,526	208,112	202,699
Goodwill	(69,975)	(69,975)	(69,975)
Intangible Assets	4,264	3,440	2,924
Other Assets	4,857	4,857	4,857

Non-Current Assets	152,672	146,435	140,505

Total Assets	$279,230	$278,655	$271,856

Current Liabilities:
Accounts Payable	39,908	43,474	43,585
Accrued Interest	100	100	100
Accrued Compensation	11,233	11,233	11,233
Other Accrued Liabilities	17,376	17,283	17,256
Income Taxes Payable	3,198	3,198	3,198

Total Current Liabilities	71,814	75,289	75,372

Exit Revolver Facility	—	—	—
New Secured Notes	61,964	61,964	59,857
Sprague Bonds	4,700	4,700	4,700
Crane Notes	3,500	3,500	3,500

Total Interest Bearing Debt	70,164	70,164	68,057

Pension Liability	82,558	81,300	76,878
Other Non-Current Liabilities	14,519	13,640	13,640

Other Non-Current Liabilities	97,077	94,940	90,518

Total Liabilities	$239,055	$240,393	$233,946

Shareholders Equity	40,174	38,262	37,910

Total Liabilities and Equity	$279,229	$278,655	$271,856

The Debtors’ Pro-Forma Consolidated

Projected Statement of Cash Flows

For Fiscal Years Ending December 31, 2009 through 2011

(Dollars in thousands)

	2009	2010	2011
Operating Activities:
Net Income (Loss)	$(12,359)	$(1,912)	$(353)
Depreciation and Amortization	16,797	17,413	17,413
Changes in Assets and Liabilities
Receivables	1,020	(1,103)	(206)
Inventories	8,211	(762)	(118)
Cur. Def. Tax Assets and Ref. Income Taxes	(6,087)	(942)	(174)
Intangible Assets	974	824	516
Accounts payable	4,427	3,567	111
Accrued Interest	(1,341)	—	—
Other Accrued liabilities	(3,210)	(92)	(28)
Pension Liability	8,288	(1,258)	(4,422)
Other Non-Current Liabilities	(1,786)	(879)	—

Net Cash (Used) Provided by Op. Activities	14,934	14,855	12,741

Investing Activities:
Purchases of PP&E	(12,000)	(12,000)	(12,000)

Net Cash (Used) Provided by Inv. Activities	(12,000)	(12,000)	(12,000)

Scheduled Repayment of Debt
Capital Lease Obligation (LT & Cur.)	(12)	—	—
Cash Distribution to Existing Shareholders	(2,900)	—	—
Excess Cash Flow Sweep	(23,036)	—	(2,108)

Net Cash (Used) Provided by Fin. Activities:	(25,947)	—	(2,108)

Cash at Beginning of Period	35,514	12,500	15,355

Increase (Decrease) in Cash	$(23,014)	$2,855	$(1,367)

Cash at End of Period	$12,500	$15,355	$13,988